EXHIBIT 10.5
Assignment of Lease – Full Recourse
To: THE CIT GROUP/EQUIPMENT FINANCING, INC.

P. O. Box 27248

Address

Tempe	AZ	85285-7248

City	State	Zip Code
RE: Lease between      Lee Graphic Technologies, Inc.                                                              , as Lessee and undersigned, dated March 6, 2003, having aggregate unpaid rentals of $          433,500.00          .
For value received, undersigned (“Assignor”) hereby sells, assigns, transfers and sets over to The CIT Group/Equipment Financing, Inc., its successors and assigns (“Assignee”), the annexed above-named lease (“Lease”), together with all rental payments due and to become due thereunder, and all amounts due and to become due in connection with the exercise by Lessee of an option, if any, to purchase the property described in the Lease.
Assignor also assigns to Assignee all of Assignor’s rights and remedies under the Lease and any guaranty thereof, including the right to take, in Assignor’s or Assignee’s name, any and all proceedings, legal, equitable or otherwise, that Assignor might otherwise take, save for this Assignment.
As security for all amounts due to Assignor under the Lease, and all other present and future indebtedness or obligations of Assignor to Assignee of every kind and nature whatsoever, Assignor hereby grants to Assignee a security interest in all property covered by and described in the Lease. Title to all such property shall remain the Assignor and is not transferred to Assignee for any purpose.
Assignee shall have no obligation of Assignor as Lessor under this Lease.
Assignor warrants that: Assignor is the owner of the property described in the Lease, free of all liens and encumbrances except the Lease; the Lease and any accompanying guaranties, waivers and/or other instruments (collectively, “Lessee”) are complete and include all amendments, addendums and riders, are the only documents executed by the Assignor and the Lessee with respect to such property and are true, valid and genuine and represent existing valid obligations enforceable in accordance with their terms, and is and will continue free from defenses, setoffs and counterclaims; all signatures, names, addresses, amounts and other statements and facts contained therein are true and correct; the aggregate unpaid rentals shown above is correct; the property has been delivered to Lessee under the Lease on the date set forth below in satisfactory condition and has been accepted by Lessee, and that Assignor will comply with all its warranties and other obligations with respect hereto; the Lease transaction conforms to all applicable laws and regulations; the Lease constitutes and will continue to constitute a valid reservation of unencumbered title to or a perfected first priority security interest in the property covered thereby, effective against all persons; if filing, recordation or any other action or procedure is permitted or required by statute or regulation to perfect such reservation of the lien or security interest, the same has been accomplished; and all down payments received have been made in cash except down payments represented by equipment trade-ins. Subject to the terms and provisions of any applicable underlying agreement between Assignor and Assignee, Assignor guarantees the payment promptly when due of the amount of each and every sum payable under the Lease and the payment on demand of the entire unpaid balance as of the date of default in the event of any default by Lessee under the Lease, without first requiring Assignee to proceed against Lessee or any other person or any security. In the event that Assignee reasonably determines that Assignor has or may have breached any of the terms hereof (including its guaranty of payment) or any of its warranties with respect to the Lease, Assignor will, upon Assignee’s request, promptly repurchase the Lease for an amount equal to the sum of (a) the Unpaid Balance discounted to present value using the discount rate which was used to compute the purchase price of the contract; (b) all of Assignee’s expenses of collection, repossession, transportation and storage, including attorneys’ fees and costs; and (c) all accrued and unpaid interest or finance charges and late charges. “Unpaid Balance” shall mean the aggregate unpaid balance of such Contract, including interest or finance charges and, in the case of a Lease in which the purchase option price was used in computing the purchase price, the amount of such purchase option price. Assignor shall indemnify and save Assignee harmless from any loss, damage or expense, including attorneys’ fees, incurred by Assignee as a result of Assignor’s breach of any of the terms of this Assignment or any of the warranties, obligations or undertakings described herein.
Assignor agrees that Assignee may audit its books and records relating to all leases and paper assigned to Assignee and may in Assignor’s name endorse all remittances received and Assignor waives notice of acceptance hereof and of presentment, demand, protest and notice of nonpayment or protest as to all leases now or hereafter signed, accepted, endorsed or assigned to Assignee. Assignor waives all exemptions and homestead laws and any other demands and notices required by law, and Assignor waives all setoffs and counterclaims. Assignor also waives any and all defenses based on suretyship or any other applicable law, including without limitation all rights and defenses arising out of (i) an election of remedies by Assignee even though that election of remedies may have destroyed rights of subrogation and reimbursement against the Lessee by operation of law or otherwise, (ii) protections afforded to the Lessee pursuant to anti-deficiency or similar laws limiting or discharging the Lessee’s obligations to Assignee, (iii) the invalidity or unenforceability of this Assignment, (iv) the failure to notify Assignor of the disposition of any property securing the obligations of the Lessee, (v) the commercial reasonableness of such disposition or the impairment, however caused, of the value of such property, and (vi) any duty on Assignee’s part (should such duty exist) to disclose to Assignor any matter, fact or thing related to the business operations or condition (financial or otherwise) of the Lessee or its affiliates or property, whether now or hereafter known by Assignee. Assignee may at any time, without consent of Assignor, without notice to Assignor and without affecting or impairing the obligation of Assignor hereunder, do any of the following:
(a)	renew, extend (including extensions beyond the original term of the Lease), modify (including changes in rental or interest rates), release or discharge any obligation of Lessee or any other person obligated on the Lease or on any accompanying guaranty (“the Lease Obligations”);

(b)	agrees to the substitution of a Lessee;

(c)	accept partial payments of the Lease obligations;

(d)	accept new or additional documents, instruments or agreements relating to or in substitution of the Lease obligations;

(e)	settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Lease obligations and the security therefore in any manner;

(f)	consent to the transfer or return of the property described in the Lease and take and hold additional security on guaranties for the Lease obligations;

(g)	amend, exchange, release or waive any security or guaranty; or
(h)	bid and purchase at any sale of the Lease or the property described in the Lease and apply any security or proceeds and direct the order and manner of sale.
No payment by Assignor hereunder shall entitle the Assignor, by subrogation or otherwise, to any payment from the Lessee except after the full payment and performance of all Lessee’s obligations to Assignee. Unless otherwise agreed under the provisions of any applicable underlying agreement, any amounts retained by Assignee as a reserve or holdback shall be held by Assignee as security for the performance of Assignor’s obligations under the underlying agreement and hereunder; and shall be paid to Assignor without interest, when all payments under the Lease have been paid in full, provided no obligation of any kind, direct or contingent, of Assignor whether hereunder or otherwise and no other leases or paper acquired by Assignee from Assignor or from any of Assignor’s subsidiary or affiliated companies be in default, but in the event of any such default, Assignee may collect any amount owing by making an appropriate change against any reserve or holdback which otherwise would be payable to Assignor in cash. Assignor shall have no authority to, and will not, without Assignee’s prior written consent, accept payments of rents or of option prices, repossess or consent to the return of the property described in the Lease or modify the terms thereof or of any accompanying guaranty. Assignee’s knowledge at any time of any breach of or noncompliance with any of the foregoing shall not constitute any waiver by Assignee.
Property covered by the Lease was delivered to Lessee on      12/15/02          .
Dated      3/7/03          .
Leasor-Assignor:

Interchange Equipment, Inc.
Name of individual, corporation or partnership

By:	/s/ Marc Herrmann	Title President

If corporation, have signed by President, Vice President or Treasurer, and give official title.
If owner or partner, state which